Exhibit 99.1

For Immediate Release
SPANISH BROADCASTING SYSTEM, INC.
REGAINS COMPLIANCE WITH NASDAQ MINIMUM BID PRICE RULE
Coconut Grove, FL, August 1, 2011. Spanish Broadcasting System, Inc. (“SBS” or the “Company”; NASDAQ: SBSAD) announced today that it has been informed by The NASDAQ Stock Market that it is in compliance with the $1.00 minimum closing bid price requirement for continued listing on The NASDAQ Global Market.
About Spanish Broadcasting System, Inc.
Spanish Broadcasting System, Inc. is the largest publicly traded Hispanic-controlled media and entertainment company in the United States. SBS owns and/or operates 21 radio stations located in the top U.S. Hispanic markets of New York, Los Angeles, Miami, Chicago, San Francisco and Puerto Rico, airing the Tropical, Mexican Regional, Spanish Adult Contemporary and Hurban format genres. SBS operates 3 of the top 6 Spanish-language stations in the nation including the #1 Spanish station in America, WSKQ-FM in New York City. The Company also owns and operates MegaTV, a television operation with over-the-air, cable and satellite distribution and affiliates throughout the U.S. and Puerto Rico. SBS also produces live concerts and events and operates LaMusica.com, a bilingual Spanish-English online site providing content related to Latin music, entertainment, news and culture. The Company’s corporate Web site can be accessed at www.spanishbroadcasting.com.
This press release contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations, and the Company disclaims any duty to update any forward-looking statements made by the Company. From time to time, these risks, uncertainties and other factors are discussed in the Company’s filings with the Securities and Exchange Commission.
Contacts:

Analysts and Investors	Analysts, Investors or Media
Joseph A. García	Brad Edwards
Chief Financial Officer, Chief Administrative Officer,	Brainerd Communicators, Inc.
Senior Executive Vice President and Secretary	(212) 986-6667
(305) 441-6901

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